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                                                                   Exhibit 3.23a

                                                                FILED
                                                         in the Office of the
                                                     Secretary of State of Texas

                                                             APR 30 1999

                                                         Corporations Section

                             ARTICLES OF CONVERSION
                                       OF
                            INGRAM ENTERPRISES, INC.

     Pursuant to the provisions of Article 5.17 of the Texas Business Corporation Act and Section 2.15 of the Texas Revised Limited Partnership Act, the undersigned corporation does hereby adopt the following Articles of Conversion for the purpose of converting Ingram Enterprises, Inc., a Texas corporation (the "Converting Entity"), into Ingram Enterprises, L.P., a Texas limited partnership (the "Converted Entity"), and does hereby certify as follows:

     1. The name of the Converting Entity is Ingram Enterprises, Inc. The Converting Entity is a corporation incorporated under the laws of the State of Texas.

     2. A Plan of Conversion has been adopted and approved by the Converting Entity.

     3. An executed plan of Conversion is on file at the principal place of business of the Converting Entity, located it 2020 Fisk, Brownwood, Texas 76801. Such executed Plan of Conversion will be on file, from and after the conversion, at the principal place of business of the Converted Entity, which is located at 2020 Fisk, Brownwood, Texas 76801.

     4. A copy of the Plan of Conversion will be furnished by the Converting Entity (prior to the conversion) or the Converted Entity (after the conversion), on written request and without cost, to any shareholder of the Converting Entity and to any partner of the Converted Entity.

     5. The number of shares of stock of the Converting Entity outstanding as of the date hereof is one thousand (1,000).

     6. The number if shares of stock of the Converting Entity outstanding, not entitled to vote only as a class, voted: (i) in favor of the Plan of Conversion was one thousand (1,000); and (ii) against the Plan of Conversion was zero (0).

     7. The Converted Entity shall be responsible for the payment of all fees and franchise taxes required by law and for which the Converting Entity was responsible prior to the conversion; and the Converted Entity shall be obligated to pay any and all such fees and franchise taxes if the same are not timely paid by the Converting Entity.

Dated this 28th day of April, 1999.


                                        INGRAM ENTERPRISES, INC.,
                                        a Texas corporation


                                        By: /s/ John C. Miller
                                            ------------------------------------
                                        Name: John C. Miller
                                        Title: Secretary